SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2003

NOVAVAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8320 Guilford Road, Columbia, MD	21046
(Address of principal executive offices)	(Zip code)

(301) 854-3900
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

NOVAVAX, INC.
ITEMS TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS.

     On November 12, 2003, Novavax, Inc. (the “Company”) entered into an Underwriting Agreement with C.E. Unterberg, Towbin for the sale of 4.5 million shares of the Company’s common stock at an offering price to the public of $6.15 per share. The shares are registered under the Company’s shelf registration statement (Registration No. 333-108006) and the offering is being made pursuant to a prospectus dated November 12, 2003 and the accompanying prospectus supplement dated November 14, 2003. The Company will receive proceeds of approximately $25.8 million, net of fees and other expenses related to the transaction.

     The Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The press release dated November 18, 2003 announcing the completion of the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.
1.1	Underwriting Agreement, dated November 12, 2003, between Novavax, Inc. and C.E. Unterberg, Towbin.
99.1	Press Release dated November 18, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

Date: November 18, 2003	By:	/s/ Dennis W. Genge

Dennis W. Genge
Vice President and Chief Financial Officer